SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported): May 5, 2004

McLEODUSA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-20763	42-1407240

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (319) 364-0000

ITEM 12.	Results of Operations and Financial Condition.

On May 5, 2004, we announced our financial and operating results for the fiscal quarter ended March 31, 2004, and certain other information, in a press release, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into our future filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless we expressly set forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004	McLEODUSA INCORPORATED

By:	/s/ G. Kenneth Burckhardt

G. Kenneth Burckhardt Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibits

99.1	Press Release, dated May 5, 2004